RESTRICTED STOCK UNIT AGREEMENT

This Restricted Stock Unit Agreement (the “Agreement”) is between WESCO International, Inc., a Delaware corporation (the “Company”), and the Grantee whose name appears on the summary of Award (the “Grantee”) as of the date of grant set forth in the summary of Award (the “Grant Date”).
The Board of Directors of the Company (the “Board”) has designated the Compensation Committee of the Board (the “Committee”) to administer the Company’s 1999 Long-Term Incentive Plan (as amended from time to time, the “Plan”).
The Committee has determined to grant to the Grantee, under the Plan, this award (this “Award”) of the number of restricted stock units (“RSUs”) set forth in the summary of Award.
To evidence the Award and to set forth its terms and conditions under the Plan, the Company and the Grantee agree as follows:
1.Confirmation of Grant.
(a)The Company hereby grants this Award to the Grantee, effective as of the Grant Date. This Award represents the right of the Grantee to receive, subject to the terms and conditions set forth in this Agreement and in the Plan, either (i) one share of the Company’s common stock, par value $0.01 per share (a “Share”) or (ii) a cash payment equal to the Fair Market Value (as defined in Section 4) of one Share as of the applicable vesting date, in each case, for each RSU that has vested in accordance with the terms of this Award Agreement; provided that the Committee shall have the sole discretion to determine, at any time on or after the Grant Date and prior to settlement of the RSU, whether to settle the RSU by delivering a Share or a cash payment. This Agreement is subordinate to, and the terms and conditions of the RSUs are subject to, the terms and conditions of the Plan.
(b)The RSUs granted under this Agreement shall be reflected in a bookkeeping account maintained by the Company through the date on which the RSUs become vested pursuant to Section 2 or Section 7 or are forfeited pursuant to Section 3. If and when the RSUs become fully vested pursuant to Section 2 or Section 7, and upon the satisfaction of all other applicable conditions on the RSUs, the RSUs (and any related Dividend Equivalent Rights described in Section 1(c) below) not forfeited pursuant to Section 3 shall be settled in Shares or cash as provided in Section 1(a) and Section 5 and otherwise in accordance with the Plan.

(c)With respect to each RSU, whether or not vested, that has not been forfeited (but only to the extent the award of RSUs has not been settled), the Company shall, with respect to any cash dividends paid on Shares, accrue and credit to the Grantee’s bookkeeping account a number of RSUs with a Fair Market Value as of the date the dividend is paid equal to the cash dividends that would have been paid with respect to the RSU if it were an outstanding Share (the “Dividend Equivalent Rights”). These Dividend Equivalent Rights shall (i) be treated as RSUs for purposes of future dividend accruals pursuant to this Section 1(c); (ii) vest at the same time as the RSUs with respect to which the Dividend Equivalent Rights were received; and (iii) be settled in the same medium (i.e., Shares or cash) as the RSUs with respect to which the Dividend Equivalent Rights were received.
(d)The Company’s obligations under this Agreement (with respect to both the RSUs and the Dividend Equivalent Rights, if any) shall be unfunded and unsecured, and no special or separate fund shall be established and no other segregation of assets shall be made. The rights of the Grantee under this Agreement shall be no greater than those of a general unsecured creditor of the Company. In addition, the RSUs shall be subject to any restrictions the Company deems advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which Shares are listed, any Company policy and any applicable federal or state securities law.
2.Vesting. Subject to Section 3, the RSUs shall vest as to 30% of the RSUs that were subject to the Award as of the Grant Date on each of the first and second anniversaries of the Grant Date and as to the remaining 40% of the RSUs that were subject to the Award as of the Grant Date on the third anniversary of the Grant Date. Notwithstanding the foregoing, the RSUs shall be 100% fully vested upon the Grantee’s death or Permanent Disability.
3.Forfeiture. If the Grantee terminates Active Employment prior to the date on which the RSUs become vested pursuant to Section 2 or Section 8, all RSUs that have not vested in accordance with Section 2 or Section 8 as of the date of termination shall terminate immediately and be forfeited in their entirety.
4.Certain Definitions. As used in this Agreement the following terms shall have the following meanings:
(a)“Active Employment” shall mean active employment with the Company or any direct or indirect Subsidiary of the Company.
(b)“Fair Market Value” shall mean the closing price per Share on the New York Stock Exchange or other established stock exchange (or exchanges) on the applicable date, or if no sale of Shares has been recorded on such day, then on the next preceding day on which a sale was so made. If Shares are not traded on an established stock exchange on the applicable date, Fair Market Value shall be determined by the Committee in good faith in accordance with Section 409A of the Code and Treasury Regulation Section 1.409A-1(b)(5)(iv)(B).

(c)“Permanent Disability” shall mean a physical or mental disability or infirmity that prevents the performance of the Grantee’s employment-related duties lasting (or likely to last, based on competent medical evidence presented to the Committee) for a period of not less than six months, unless a longer period is required by applicable law. The Committee’s reasoned and good faith judgment of Permanent Disability shall be final, binding and conclusive on all parties hereto and shall be based on any competent medical evidence presented to it by the Grantee or by any physician or group of physicians or other competent medical expert employed by the Grantee or the Company to advise the Committee.
5.Settlement. Except as otherwise provided in Section 10 and elsewhere in this Agreement, in accordance with Section 1(a) and this Section 5, the RSUs shall be settled by delivery of Shares or cash as soon as practicable, and in any event within 60 days, after the RSUs become vested pursuant to Section 2 or Section 8, and upon the satisfaction of all other applicable conditions on the RSUs.
6.Tax Withholding. The Grantee acknowledges that, regardless of any action taken by the Company and/or the Grantee’s employer (the “Employer”), the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to the grant, vesting and/or settlement of the Award is and remains the Grantee’s responsibility and may exceed the amount (if any) withheld by the Company or the Employer pursuant to this Section 6. If the Committee determines in accordance with Section 1(a) to settle the RSUs in cash, then the Company may withhold from the cash otherwise deliverable pursuant to the RSUs an amount sufficient to satisfy the Employer’s statutory U.S. federal, state and local and non-U.S. tax withholding requirements not exceeding the maximum individual statutory tax rate in a given jurisdiction (or such lower amount as may be necessary to avoid liability award accounting, or any other accounting consequence or cost) (the “Applicable Withholding Amount”). If the Committee determines in accordance with Section 1(a) to settle the RSUs in Shares, then the Company shall withhold from the Shares otherwise deliverable pursuant to the RSUs a number of Shares with a Fair Market Value equal to the Applicable Withholding Amount.
7.Change in Control; Certain Mergers.
(a)Accelerated Vesting Upon Change in Control. In the event of a Change in Control, the RSUs shall become immediately and fully vested unless such Change in Control results from the Grantee’s beneficial ownership (as defined in the rules under the Exchange Act) of Shares or other Company voting securities.
(b)Recapitalization. The number and kind of shares subject to the RSUs shall be appropriately adjusted to reflect any stock dividend, stock split or share combination or any recapitalization, merger, consolidation, exchange of shares, liquidation or dissolution of the Company or other change in capitalization with a similar substantive effect upon the Plan or the RSUs. The Committee shall have the power and sole discretion to determine the amount of the adjustment to be made in each case.

(c)Certain Mergers. After any Merger in which the Company is not the surviving corporation or pursuant to which a majority of the shares which are of the same class as the Shares that are subject to the RSUs are exchanged for, or converted into, or otherwise become shares of another corporation, the surviving, continuing, successor or purchasing corporation, as the case may be (the “Acquiring Corporation”), will either assume the Company’s rights and obligations under this Agreement or substitute an award in respect of the Acquiring Corporation’s stock for the RSUs, however, if the Acquiring Corporation does not assume or substitute awards for the RSUs, the Board shall provide prior to the Merger that any unvested portion of the RSUs shall be immediately vested as of a date prior to the Merger, as the Board so determines. The vesting of the RSUs that was permissible or caused solely by reason of this Section 7(c) shall be conditioned upon the consummation of the Merger. Comparable rights shall accrue to the Grantee in the event of successive Mergers of the character described above.

8.No Rights as Stockholder. The Grantee shall have no voting or other rights as a stockholder of the Company with respect to any RSUs unless and until Shares are issued, either in book-entry or certificated form, to the Grantee with respect to the RSUs.
9.Non-Competition, Non-Solicitation and Confidentiality.
(a)Non-Competition and Non-Solicitation. During Grantee’s Active Employment and for a period of one year thereafter:
(i) Grantee shall not directly or indirectly call upon, contact or solicit any customer or prospective customer of the Company or its Subsidiaries (A) with whom Grantee dealt directly or indirectly or for which Grantee had responsibility while employed by the Company or its Subsidiaries, or (B) about whom Grantee acquired confidential information during Grantee’s employment with the Company or its Subsidiaries, for the purpose of offering, selling or providing products or services that are competitive with those then offered by the Company or its Subsidiaries. Grantee shall not solicit or divert, or attempt to solicit or divert, either directly or indirectly, any opportunity or business of the Company or its Subsidiaries to any competitor.
(ii) Grantee shall not, to the detriment of the Company or its Subsidiaries, directly or indirectly, as an owner, partner, employee, agent, consultant, advisor, servant or contractor, engage in or facilitate or support others to engage in the distribution of electrical construction products or electrical and industrial maintenance, repair and operating supplies, or the provision of integrated supply services, or any other business that is in competition with any of the business activities of the Company or its Subsidiaries in which Grantee was engaged during Grantee’s Active Employment and in which the Company or its Subsidiaries were engaged prior to the termination of Grantee’s Active Employment. This provision shall not prevent Grantee from owning less than 1% of a publicly-owned entity or less than 3% of a private equity fund.

(iii) Grantee shall not, directly or indirectly, solicit the employment of or hire as an employee or consultant or agent (A) any employee of the Company or its Subsidiaries or (B) any former employee of the Company or its Subsidiaries whose employment ceased within 180 days prior to the date of such solicitation or hiring.
(b)Confidentiality. “Confidential Information” means information regarding the business or operations of the Company or its Subsidiaries, both oral and written, including, but not limited to, documents and the Company or Subsidiary information contained in such documents; drawings; designs; plans; specifications; instructions; data; manuals; electronic media such as computer disks, computer programs, and data stored electronically; security code numbers; financial, marketing and strategic information; product pricing and customer information, that the Company or its Subsidiaries disclose to the Grantee or the Grantee otherwise learns or ascertains in any manner as a result of, or in relation to, Grantee’s employment by the Company or its Subsidiaries. Other than as required by applicable law, Grantee agrees: (1) to use Confidential Information only for the purposes required or appropriate for Grantee’s employment with the Company or its Subsidiaries; (2) not to disclose to anyone Confidential Information without the Company’s prior written approval; and (3) not to allow anyone’s use or access to Confidential Information, other than as required or appropriate for Grantee’s employment with the Company or its Subsidiaries. The foregoing shall not apply to information that is in the public domain, provided that Grantee was not responsible, directly or indirectly, for such information entering into public domain without the Company’s approval. Grantee agrees to return to the Company all Confidential Information in Grantee’s possession upon termination of Grantee’s employment or at any time requested by the Company.
(c)The foregoing provisions shall survive and remain in full force and effect regardless of any expiration, termination or cancellation of this Agreement.
(d)If any provision of this Agreement shall be invalid or unenforceable to any extent, the remaining provisions of this Agreement shall not be affected, and each remaining provision shall be enforceable to the fullest extent permitted by law. If any provision of this Agreement is so broad as to be unenforceable, then such provision shall be interpreted to be only as broad as is enforceable.
(e)Notwithstanding any provision to the contrary, the non-compete, non-solicitation and confidentiality covenants of this Section 9 shall be in addition to, and shall not be deemed to supersede, any existing covenants or other agreements between the Grantee and the Company or any of its Subsidiaries.
10.Miscellaneous.
(a)Notices. All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given if delivered personally or sent by certified or express mail, return receipt requested, postage prepaid, or by any recognized international equivalent of such delivery, to the Company, or the Grantee, as the case may be, at the following addresses or to such other address as the Company or the Grantee, as the case may be, shall specify by notice to the others:

(i) if to the Company, to it at:
WESCO International, Inc.
225 West Station Square Drive, Suite 700
Pittsburgh, Pennsylvania 15219-1122
Attention: Legal Department
(ii) if to the Grantee, to the Grantee at the last address on file in the Company’s records.
All notices and communications shall be deemed to have been received on the date of delivery or on the third business day after the mailing thereof.
(b)Binding Effect; Benefits. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns. Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.
(c)Waiver; Amendment.
(i) Waiver. The waiver by any party hereto or beneficiary hereof of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by a party or beneficiary to exercise any right or privilege hereunder shall be deemed a waiver of such party’s or beneficiary’s rights or privileges hereunder or shall be deemed a waiver of such party’s or beneficiary’s rights to exercise the same at any subsequent time or times hereunder.
(ii) Amendment. This Agreement may not be amended, modified or supplemented orally, but only by a written instrument executed by the Grantee and the Company.
(d)Assignability. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Grantee without the prior written consent of the Company.
(e)Applicable Law. This Agreement shall be governed by and construed in accordance with the law of the State of Delaware, regardless of the law that might be applied under principles of conflict of laws. The jurisdiction and venue for any disputes arising under, or any action brought to enforce (or otherwise relating to), this Agreement will be exclusively in the courts in the Commonwealth of Pennsylvania, County of Allegheny, including the Federal Courts located therein (should Federal jurisdiction exist).
(f)Section and Other Headings, etc. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

(g)Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument. This Agreement may also be executed via acceptance in the electronic system of the Company’s equity awards plan administrator.
(h)Compensation Recovery Policy. RSUs awarded under this Agreement shall be subject to any compensation recovery policy adopted by the Company to comply with applicable law or to comport with good corporate governance practices, as such policy may be amended from time to time.
(i)Definitions. Any terms used herein and not otherwise defined shall have the meanings assigned to them in the Plan.
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